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                                                                    EXHIBIT 99.1

(CAL DIVE INTERNATIONAL LOGO) PRESS RELEASE

                                                 www.caldive.com
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Cal Dive International, Inc. o 400 N. Sam Houston Parkway E., Suite 400 o
Houston, TX  77060-3500 o 281-618-0400 o fax: 281-618-0505

FOR IMMEDIATE RELEASE                                                     04-004
                                                   CONTACT: JIM NELSON
DATE:      FEBRUARY 24, 2004                       TITLE:   VICE CHAIRMAN
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                    CAL DIVE REPORTS RECORD EARNINGS FOR 2003

HOUSTON, TX - Cal Dive International, Inc. (Nasdaq: CDIS) reported fourth quarter net income applicable to common shares of $8.9 million or 23 cents per diluted share. This compares to a net loss of $790,000 or 2 cents per share a year ago when reserves recorded for litigation and a contract dispute reduced net income by $6.5 million or 18 cents per share. Fourth quarter revenues of $101.7 million increased by 10% over the prior year period due to improved oil and gas commodity prices and increased production.

Twelve month revenues of $396 million increased by $94 million or 31% as oil and gas revenues more than doubled from $63 million in 2002 to $137 million and new deepwater contracting assets were in service for the full year. Net income of $32.8 million exceeded the prior Cal Dive record of $28.9 million set in 2001. Diluted earnings per share of 87 cents were 149% higher than the prior year.

Owen Kratz, Chairman and Chief Executive Officer, stated, "Fourth quarter activity at Gunnison spotlighted the symmetry of our production partnering concept. A number of CDI vessels and robotic vehicles effectively assisted in commissioning and establishing first production from this deepwater field. For the future, significant ongoing benefits will accrue to Cal Dive shareholders as a result of our ownership position in this reservoir."

Mr. Kratz continued, "It is a tribute to our business model that Cal Dive achieved record earnings in the trough of the current marine contracting cycle. I am proud that our people achieved a number of key goals in such a difficult environment. 40% of 2003 contracting revenues were generated globally in basins outside of the Gulf of Mexico. Deepwater construction fleet margins of 17% surpassed their 15% target. And finally, we were able to achieve 78% utilization of our two intervention vessels, the Q4000 and Seawell."

Cal Dive International, Inc., headquartered in Houston, Texas, is an energy service company specializing in well operations and subsea construction. CDI operates a fleet of technically advanced marine construction vessels and robotics worldwide and conducts salvage operations in the Gulf of Mexico. Energy Resource Technology, Inc., a wholly owned subsidiary, acquires and operates mature and non-core offshore oil and gas properties.

[MORE]

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Certain statements in this press release are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither statements of historical fact nor guarantees of future performance or events. Forward-looking statements involve risks and assumptions that could cause actual results to vary materially from those predicted. Among other things, these include unexpected delays and operational issues associated with turnkey projects, the price of crude oil and natural gas, weather conditions in offshore markets, changes in site conditions and capital expenditures by customers. For a more complete discussion of these risk factors, see our Annual Report on Form 10-K/A for the year ended December 31, 2002, filed with the Securities and Exchange Commission. The company strongly encourages readers to note that some or all of the assumptions upon which such forward-looking statements are based are beyond the company's ability to control or estimate precisely and may in some cases be subject to rapid and material change. The company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, or otherwise. The company's 2003 results are subject to completion of an audit and the filing of its 2003 Annual Report on form 10-K.

[TABLES FOLLOW]

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                          CAL DIVE INTERNATIONAL, INC.

                COMPARATIVE CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                   Three Months Ended Dec. 31,     Twelve Months Ended Dec. 31,
                                                                  -----------------------------    -----------------------------
(000's omitted, except per share data)                                2003             2002            2003             2002
---------------------------------------------------------------   -------------   -------------    -------------   -------------
Net Revenues:
       Marine Contracting                                         $      65,882   $      67,784    $     258,990   $     239,916
       Oil and Gas Production                                            35,793          24,673          137,279          62,789
                                                                  -------------   -------------    -------------   -------------
          Total Revenues                                                101,675          92,457          396,269         302,705
Cost of Sales:
       Marine Contracting                                                56,687          63,030          233,005         212,868
       Oil and Gas Production                                            20,303          15,511           71,181          36,045
                                                                  -------------   -------------    -------------   -------------
Gross Profit                                                             24,685          13,916           92,083          53,792
       Selling and Administrative                                         9,721          13,914           35,922          32,783
                                                                  -------------   -------------    -------------   -------------
Income from Operations                                                   14,964               2           56,161          21,009
       Interest Expense (Income), net & Other                               457           1,218            3,490           1,968
                                                                  -------------   -------------    -------------   -------------
Income (Loss) Before Income Taxes                                        14,507          (1,216)          52,671          19,041
       Income Tax Provision (Benefit)                                     5,254            (426)          18,993           6,664
                                                                  -------------   -------------    -------------   -------------
Income (Loss) Before Change in Accounting Principle                       9,253            (790)          33,678          12,377
       Cumulative Effect of Change in Accounting Principle, net               0               0              530               0
                                                                  -------------   -------------    -------------   -------------
Net Income (Loss)                                                         9,253            (790)          34,208          12,377
       Preferred Stock Dividends and Accretion                              369               0            1,437               0
                                                                  -------------   -------------    -------------   -------------
Net Income (Loss) Applicable to Common Shareholders               $       8,884   ($        790)   $      32,771   $      12,377
                                                                  =============   =============    =============   =============

Other Financial Data:
       Income from Operations                                     $      14,964   $           2    $      56,161   $      21,009
       Depreciation and Amortization:
          Marine Contracting                                              8,531           8,083           32,902          27,220

          Oil and Gas Production                                         12,441           8,329           37,891          17,535
                                                                  -------------   -------------    -------------   -------------
       EBITDA (1)                                                 $      35,936   $      16,414    $     126,954   $      65,764
                                                                  =============   =============    =============   =============

Weighted Avg. Shares Outstanding:
       Basic                                                             37,836          37,347           37,740          35,504
       Diluted                                                           37,933          37,347           37,844          35,749
                                                                  =============   =============    =============   =============

Net Income (Loss) per Common Share
Basic:
       Net Income (Loss) Before Change in Accounting Principle    $        0.23   ($       0.02)   $        0.86   $        0.35
       Cumulative Effect Of Change in Accounting Principle        $        0.00   $        0.00    $        0.01   $        0.00
                                                                  -------------   -------------    -------------   -------------
       Net Income (Loss) Applicable to Common Shareholders        $        0.23   ($       0.02)   $        0.87   $        0.35
                                                                  =============   =============    =============   =============

Diluted:
       Net Income (Loss) Before Change in Accounting Principle    $        0.23   ($       0.02)   $        0.86   $        0.35
       Cumulative Effect Of Change in Accounting Principle        $        0.00   $        0.00    $        0.01   $        0.00
                                                                  -------------   -------------    -------------   -------------
       Net Income (Loss) Applicable to Common Shareholders        $        0.23   ($       0.02)   $        0.87   $        0.35
                                                                  =============   =============    =============   =============

(1) The Company calculates EBITDA as earnings before net interest expense, taxes, depreciation and amortization. EBITDA is a supplemental financial measurement used by CDI and investors in the marine construction industry in the evaluation of its business due to the measurement being similar to performance of operations.


                     COMPARATIVE CONSOLIDATED BALANCE SHEETS


ASSETS

(000'S omitted)                             Dec. 31, 2003     Dec. 31, 2002
----------------------------------------   ---------------   ---------------
Current Assets:
  Cash and equivalents                     $         8,811   $         2,506
  Accounts receivable                               96,607            75,418
  Other current assets                              25,232            38,195
                                           ---------------   ---------------
Total Current Assets                               130,650           116,119

Net Property & Equipment:
  Marine Contracting                               420,834           418,056
  Oil and Gas                                      197,969           178,295
Production Facilties - Deepwater Gateway            34,517            32,688
Goodwill                                            81,877            79,758
Other assets, net                                   16,995            15,094
                                           ---------------   ---------------
Total Assets                               $       882,842   $       840,010
                                           ===============   ===============

LIABILITIES & SHAREHOLDERS' EQUITY

                                   Dec. 31, 2003     Dec. 31, 2002
                                  ---------------   ---------------
Current Liabilities:
        Accounts payable          $        58,703   $        62,798
        Accrued liabilities                25,899            34,790
        Current mat of L-T debt            16,199             4,201
                                  ---------------   ---------------
Total Current Liabilities                 100,801           101,789

Long-term debt                            206,632           223,576
Deferred income taxes                      89,274            75,208
Decommissioning liabilities                78,414            92,420
Other non-current liabilities               2,042             9,500
Convertible preferred stock                24,538                 0
Shareholders' equity                      381,141           337,517
                                  ---------------   ---------------
Total Liabilities & Equity        $       882,842   $       840,010
                                  ===============   ===============